EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                        OF NET EARNINGS (LOSS) PER SHARE

                                            Six Months       Six Months      Three Months     Three Months
                                           Ended 6/30/02    Ended 6/30/01    Ended 6/30/02    Ended 6/30/01
                                           -------------    -------------    -------------    -------------
Net earnings (loss)                        $(1,694,000)     $(1,907,000)     $   146,000     $(1,091,000)
                                           ===========      ===========      ===========     ===========

Earnings (Loss) Per Share - Primary
-----------------------------------
Weighted average shares  outstanding
    during the period                        5,470,311        5,470,311        5,470,311       5,470,311
                                           ===========      ===========      ===========     ===========


Earnings (loss) per common share
-Primary                                   $      (.31)     $      (.35)     $       .03     $      (.20)
                                           ===========      ===========      ===========     ===========
Earning (Loss) Per Share - Diluted
----------------------------------
Weighted average shares outstanding
    during the period                        5,470,311        5,470,311        5,470,311       5,470,311


Common and Common Stock equivalent
shares using the treasury stock method               0                0                0               0
                                           -----------      -----------      -----------     -----------

Total shares outstanding for purposes
of calculating diluted earnings              5,470,311        5,470,311        5,470,311       5,470,311
                                           ===========      ===========      ===========     ===========


Earnings (loss) per common and common
Equivalent share - Diluted                 $      (.31)     $      (.35)     $       .03     $      (.20)
                                           ===========      ===========      ===========     ===========